EXHIBIT 99

MBT Financial Corp. Announces First Quarter 2010 Profit

MONROE, Mich., April 22, 2010 – MBT Financial Corp., (Nasdaq: MBTF), the parent company of Monroe Bank & Trust, reported a first quarter 2010 net profit of $348,000, or $0.02 per share, basic and diluted, compared to the loss of $1.4 million, or $0.08 per share in the first quarter of 2009.

The Net Interest Income for the first quarter of 2010 was $9.4 million, a decrease of $808,000, or 7.9% compared to the same period in 2009. Although the net interest margin increased from 3.04% in the first quarter of 2009 to 3.11% in the first quarter of 2010, average earning assets decreased $143.8 million, causing the decrease in net interest income. Average loans decreased $108.3 million, or 11.6%, as weak economic conditions, coupled with ongoing stringent underwriting standards, continue to have a negative impact on loan demand and growth.

Non interest income, excluding securities gains and impairment charges increased from $3.5 million in the first quarter of 2009 to $3.7 million in the first quarter of 2010. This was due to improvements in all revenue sources except services charges on deposit accounts, which decreased due to lower overdraft fees. Non Interest expenses decreased $1.1 million. The bank’s efforts to control expenses resulted in significant reductions in salaries, benefits, and occupancy expenses.

Total assets of the bank decreased $104.2 million compared to March 31, 2009, mainly due to the previously mentioned decrease in loan demand, and a strategic initiative to reduce higher cost deposits and borrowings. Non interest bearing demand deposits increased by 9.4% over the 12 month period, as the market continues to demonstrate the value of our customer focused community bank model. Total assets declined by only $1.8 million since the end of 2009. Due to the small profit in the quarter, and the decrease in the unrealized loss on investment securities available for sale, capital increased $2.1 million during the quarter, and the ratio of equity to assets, a key indicator of bank strength and safety, increased from 5.91% at December 31, 2009 to 6.07% at March 31, 2010. In addition, the company’s liquidity position remains good, with cash and investments totaling 31.8% of assets, up from 29.9% at the end of 2009.

H. Douglas Chaffin, President and CEO, commented, “The national economic recovery is gaining strength, but the conditions in southeast Michigan are weak. Local unemployment rates remain high and property values remain low. However, we are beginning to see some signs of stability locally. Our total problem assets, which include non performing loans, other real estate owned, non accrual investments, and performing loans that are internally classified as potential problems, only increased $4.2 million, or 2.7% compared to a year ago. Over the same period, we increased our Allowance for Loan Losses $2.4 million, or 10.8%.”

Mr. Chaffin concluded, “Although real estate values and unemployment rates in our market have been stable for the third consecutive quarter, we do not anticipate significant recovery in our local markets this year. We will continue to focus our efforts on improving asset quality, maintaining liquidity, strengthening capital, and controlling expenses. Our Board is currently considering various options that might be available to raise additional capital and we are seeking shareholder approval to authorize additional capital securities at our Annual Meeting of Shareholders on May 6, 2010. While we are pleased to report a small profit this quarter, we still have much work ahead of us given our current environment.”

Conference Call
MBT Financial Corp. will hold a conference call to discuss first quarter results on Friday, April 23, at 10:00 a.m. Eastern Time.  The call will be webcast and can be accessed at the Investor Relations/Corporate Profile page of MBT Financial Corp.’s web site www.mbandt.com. The call can also be accessed by calling (800) 860-2442. The event will be archived on the Company’s web site and available for twelve months following the call.

About the Company
MBT Financial Corp. (NASDAQ: MBTF), a single bank holding company headquartered in Monroe, Michigan, is the parent company of Monroe Bank & Trust (MBT).

Founded in 1858, MBT is one of the largest community banks in Southeast Michigan, with nearly $1.4 billion in assets. MBT is a full-service bank, offering a complete range of business and personal accounts, credit options, and phone and online banking services. MBT’s Wealth Management Group is one of the largest and most respected in Southeastern Michigan. With 25 offices, 41 ATMs, and a comprehensive array of products and services, MBT prides itself in offering an incomparable banking experience for its customers.  Visit MBT’s web site at www.mbandt.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical facts and are "forward-looking statements" within the meaning of Section 21A of the Securities Exchange Act of 1934.  Forward-looking statements which are based on various assumptions (some of which are beyond the Company's control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of these terms.  Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans.  The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

MBT FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS - UNAUDITED

	Quarterly
	2010	2009	2009	2009	2009
(dollars in thousands except per share data)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

EARNINGS
Net interest income	$9,405	$10,101	$10,516	$10,185	$10,213
FTE Net interest income	$9,677	$10,417	$10,857	$10,536	$10,565
Provision for loan and lease losses	$2,200	$17,000	$6,800	$8,000	$4,200
Non-interest income	$4,041	$(40)	$3,559	$3,630	$3,331
Non-interest expense	$10,898	$11,798	$11,390	$14,589	$11,997
Net income (loss)	$348	$(25,112)	$(2,325)	$(5,373)	$(1,367)
Basic earnings (loss) per share	$0.02	$(1.56)	$(0.14)	$(0.33)	$(0.08)
Diluted earnings (loss) per share	$0.02	$(1.56)	$(0.14)	$(0.33)	$(0.08)
Average shares outstanding	16,216,177	16,204,139	16,192,914	16,182,528	16,165,841
Average diluted shares outstanding	16,216,708	16,204,139	16,192,914	16,193,278	16,181,966

PERFORMANCE RATIOS
Return on average assets	0.10%	-7.17%	-0.64%	-1.48%	-0.37%
Return on average common equity	1.71%	-90.17%	-8.20%	-18.31%	-4.53%

Base Margin	2.99%	3.08%	3.08%	3.00%	2.89%
FTE Adjustment	0.09%	0.10%	0.10%	0.10%	0.10%
Loan Fees	0.03%	0.04%	0.06%	0.04%	0.05%
FTE Net Interest Margin	3.11%	3.22%	3.24%	3.14%	3.04%

Efficiency ratio	67.75%	61.93%	61.90%	70.22%	69.70%
Full-time equivalent employees	351	362	361	370	383

CAPITAL
Average equity to average assets	6.03%	7.95%	7.84%	8.10%	8.09%
Book value per share	$5.17	$5.04	$6.77	$6.80	$7.18
Cash dividend per share	$-	$-	$-	$0.01	$0.01

ASSET QUALITY
Loan Charge-Offs	$2,362	$11,721	$12,364	$6,334	$1,575
Loan Recoveries	$211	$211	$262	$456	$600
Net Charge-Offs	$2,151	$11,510	$12,102	$5,878	$975

Allowance for loan and lease losses	$24,112	$24,063	$18,573	$23,875	$21,753

Nonaccrual Loans	$61,722	$56,992	$62,038	$61,917	$50,437
Loans 90 days past due	$53	$20	$192	$300	$864
Restructured loans	$28,042	$29,102	$14,359	$7,552	$4,901
Total non performing loans	$89,817	$86,114	$76,589	$69,769	$56,202
Other real estate owned & other assets	$19,634	$18,832	$20,737	$18,270	$22,792
Nonaccrual Investment Securities	$4,740	$4,740	$-	$945	$-
Total non performing assets	$114,191	$109,686	$97,326	$88,984	$78,994
Problem Loans Still Performing	$44,105	$46,278	$48,366	$59,076	$75,127
Total Problem Assets	$158,296	$155,964	$145,692	$148,060	$154,121

Net loan charge-offs to average loans	1.06%	5.25%	5.34%	2.57%	0.42%
Allowance for losses to total loans	2.93%	2.83%	2.11%	2.62%	2.35%
Non performing loans to gross loans	10.91%	10.13%	8.71%	7.66%	6.08%
Non performing assets to total assets	8.27%	7.93%	6.75%	6.17%	5.32%
Allowance to non performing loans	26.85%	27.94%	24.25%	34.22%	38.71%

END OF PERIOD BALANCES
Loans and leases	$823,515	$849,910	$879,513	$910,356	$923,919
Total earning assets	$1,260,637	$1,258,073	$1,315,930	$1,321,006	$1,363,015
Total assets	$1,381,616	$1,383,369	$1,442,512	$1,441,582	$1,485,854
Deposits	$1,028,921	$1,031,791	$1,047,649	$1,039,479	$1,066,886
Interest Bearing Liabilities	$1,149,728	$1,155,253	$1,199,403	$1,189,725	$1,232,573
Shareholders' equity	$83,913	$81,764	$109,597	$110,010	$116,096
Total Shares Outstanding	16,222,177	16,210,110	16,198,785	16,187,277	16,178,121

AVERAGE BALANCES
Loans and leases	$826,472	$869,130	$899,795	$918,513	$934,766
Total earning assets	$1,261,528	$1,283,459	$1,331,381	$1,346,749	$1,405,306
Total assets	$1,369,827	$1,390,421	$1,434,971	$1,452,339	$1,513,312
Deposits	$1,033,454	$1,024,353	$1,051,967	$1,054,447	$1,100,982
Interest Bearing Liabilities	$1,156,617	$1,158,525	$1,202,082	$1,212,880	$1,258,040
Shareholders' equity	$82,590	$110,488	$112,533	$117,677	$122,371

MBT FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Quarter Ended March 31,
Dollars in thousands (except per share data)	2010	2009
Interest Income
Interest and fees on loans	$11,949	$13,600
Interest on investment securities-
Tax-exempt	638	877
Taxable	2,689	4,500
Interest on balances due from banks	38	15
Interest on federal funds sold	-	-
Total interest income	15,314	18,992

Interest Expense
Interest on deposits	3,353	5,524
Interest on borrowed funds	2,556	3,255
Total interest expense	5,909	8,779

Net Interest Income	9,405	10,213
Provision For Loan Losses	2,200	4,200

Net Interest Income After
Provision For Loan Losses	7,205	6,013

Other Income
Income from wealth management services	962	914
Service charges and other fees	1,271	1,356
Net gain (loss) on sales of securities	295	606

Other Than Temporary Impairment on securities	(2,953)	(6,400)
Portion of OTTI loss recognized in other comprehensive income (before taxes)	2,953	5,631
	-	(769)

Origination fees on mortgage loans sold	132	109
Bank Owned Life Insurance income	389	369
Other	992	746
Total other income	4,041	3,331

Other Expenses
Salaries and employee benefits	5,069	5,434
Occupancy expense	805	914
Equipment expense	840	848
Marketing expense	248	242
Professional fees	480	458
Collection expense	94	463
Net loss on other real estate owned	1,036	1,856
Other real estate owned expense	751	299
FDIC deposit insurance assessment	631	436
Other	944	1,047
Total other expenses	10,898	11,997

Income (Loss) Before Income Taxes	348	(2,653)
Income Tax Expense (Benefit)	-	(1,286)
Net Income (Loss)	$348	$(1,367)

Basic Earnings (Loss) Per Common Share	$0.02	$(0.08)

Diluted Earnings (Loss) Per Common Share	$0.02	$(0.08)

Dividends Declared Per Common Share	$-	$0.01

MBT FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS

	March 31, 2010	December 31,	March 31, 2009
Dollars in thousands	(Unaudited)	2009	(Unaudited)
Assets
Cash and Cash Equivalents
Cash and due from banks
Non-interest bearing	$14,723	$18,448	$15,390
Interest bearing	54,771	51,298	6,809
Total cash and cash equivalents	69,494	69,746	22,199

Securities - Held to Maturity	32,100	36,433	41,524
Securities - Available for Sale	337,165	307,346	377,677
Federal Home Loan Bank stock - at cost	13,086	13,086	13,086
Loans held for sale	940	931	1,478
Loans - Net	798,463	824,916	900,688
Accrued interest receivable and other assets	50,107	50,580	50,696
Bank Owned Life Insurance	48,342	47,953	45,857
Premises and Equipment - Net	31,919	32,378	32,649
Total assets	$1,381,616	$1,383,369	$1,485,854

Liabilities
Deposits:
Non-interest bearing	$137,693	$135,038	$125,813
Interest-bearing	891,228	896,753	941,073
Total deposits	1,028,921	1,031,791	1,066,886

Federal Home Loan Bank advances	228,500	228,500	261,500
Repurchase agreements	30,000	30,000	30,000
Interest payable and other liabilities	10,282	11,314	11,372
Total liabilities	1,297,703	1,301,605	1,369,758

Shareholders' Equity
Common stock (no par value)	639	593	436
Retained Earnings	88,744	88,396	121,368
Accumulated other comprehensive income	(5,470)	(7,225)	(5,708)
Total shareholders' equity	83,913	81,764	116,096
Total liabilities and shareholders' equity	$1,381,616	$1,383,369	$1,485,854

FOR FURTHER INFORMATION:
H. Douglas Chaffin	John L. Skibski	Mary Jane Town
Chief Executive Officer	Chief Financial Officer	Marketing Officer
(734) 384-8123	(734) 242-1879	(734) 240-2510
doug.chaffin@mbandt.com	john.skibski@mbandt.com	maryjane.town@mbandt.com